JOINT VENTURE AGREEMENT

                               BETWEEN

                    FLORIDA ROCK INDUSTRIES, INC.

                                 AND
                    FLORIDA ROCK PROPERTIES, INC.

       (a subsidiary of Patriot Transportation Holding, Inc.)

                     DATED AS OF OCTOBER 4, 2006

                              TABLE OF CONTENTS                  Page


SECTION 1 FORMATION OF JOINT VENTURE                               1
     1.1  Formation                                                1
     1.2  Members and Percentage Interests                         2
     1.3  Purpose                                                  2
     1.4  Principal Office                                         2
     1.5  Unified Agreement                                        2

SECTION 2 CAPITAL CONTRIBUTIONS TO JOINT VENTURE                   2
     2.1  Initial Capital Contributions                            2
     2.2  Method of Making Initial Capital Contributions           3
     2.3  Capital Accounts                                         3
     2.4  No Right to Interest on Capital Contributions or to
          Withdraw or Withdraw One's Capital Contributions         4
     2.5  Additional Capital Contributions or Loans                4

SECTION 3 ADDITIONAL TRANSACTIONS                                  5
     3.1  Rivenbark Property Acquisition Expenses                  5
     3.2  Brooksville Mining                                       5
     3.3  Additional Property                                      5

SECTION 4 GOVERNANCE                                               5
     4.1  Management Committee                                     5
     4.2  Appointment and Tenure of the Committee Members          6
     4.3  Meetings of the Management Committee                     6
     4.4  Business Plan                                            6
     4.5  Officers of the Company                                  7
     4.6  Approval Rights of FRP and FRK                           7
     4.7  Other Activities of Members and Committee Members        8
     4.8  Salaries of Committee Members                            8

SECTION 5 BUYOUT EVENTS AND TRANSFERS                              8
     5.1  Put and Call Buy-Sell                                    8
     5.2  Right of First Refusal                                   9
     5.3  Power of Attorney                                       10

SECTION 6 DISTRIBUTIONS                                           10
     6.1  General                                                 10
     6.2  Liquidating Distributions                               10
     6.3  Limitations of Distributions                            10
     6.4  Return of Capital                                       10

SECTION 7 ALLOCATIONS                                             10
     7.1  Allocations of Profits and Losses Among the Members     10
     7.2  Special Allocations                                     11
     7.3  Curative Allocations                                    12
     7.4  Other Allocation Rules                                  12
     7.5  Section 704(c) Allocations                              13

                          TABLE OF CONTENTS
                            (continued)                         Page

SECTION 8 FEDERAL AND STATE TAX MATTERS                           13
     8.1  Tax Year and Accounting Matters                         13
     8.2  Tax Elections                                           13
     8.3  Tax Matters Partner                                     14

SECTION 9 INDEMNIFICATION                                         14
     9.1  Indemnification                                         14
     9.2  Advances                                                14

SECTION 10 DISSOLUTION OF THE COMPANY                             15
     10.1 Events of Dissolution                                   15
     10.2 Liquidating Distributions                               15

SECTION 11 MISCELLANEOUS PROVISIONS                               15
     11.1 Representations and Warranties of Members               15
     11.2 Amendment                                               16
     11.3 Construction                                            16
     11.4 Severability                                            16
     11.5 Burden and Benefit Upon Successors                      16
     11.6 Further Assurances                                      16
     11.7 Notices                                                 16
     11.8 Waiver                                                  16
     11.9 Company Property                                        17
     11.10 Counterparts                                           17
     11.11 No Third Party Beneficiary                             17
     11.12 Governing Law                                          17
     11.13 Survival                                               17
     11.14 Counsel Fees                                           17
     11.15 Entire Agreement                                       17
     11.16 No Agency Relationship                                 17
     11.17 Dispute Resolution                                     17

List of Schedules and Exhibits                      Section Reference
------------------------------                      -----------------

Schedule 1 --Definitions                            Preamble (Page 1)
Schedule 2 - Description of Brooksville Property    Page 1
Schedule 3 - Permitted Encumbrances                 Schedule 1 (Page
S1-6)
Schedule 4.1 - Initial Management Committee Members Section 4.1

Exhibit A - Certificate and Plan of Merger          Section 2.2(c)

                       JOINT VENTURE AGREEMENT

     This Joint Venture Agreement (this "Agreement") is made and entered into effective as of the 4th day of October, 2006 (the "Effective Date") by and among Florida Rock Industries, Inc., a Florida corporation ("FRK"), and Florida Rock Properties, Inc. ("FRP"), a Florida corporation and wholly owned subsidiary of Patriot Transportation Holding, Inc. ("Patriot"). FRK and FRP are collectively referred to herein as "Party" or "Parties." Capitalized terms used in this Agreement shall have the meanings specified in
Schedule 1 to this Agreement.

                             BACKGROUND

A. FRP owns 3,443 acres of land located in the Brooksville, Florida area (the "FRP Property"). FRK has a leasehold interest in the FRP Property pursuant to a long term lease between FRP and FRK pursuant to which FRI potentially has the right, upon exercising renewal options, to use and mine the FRP Property for up to the next 86 years (the "FRK Brooksville Leasehold Interest").

B. FRK owns 553 acres of land located adjacent to the FRP Property (the "FRK Property"). FRK also owns an additional 288 acre parcel that it recently acquired through its wholly owned subsidiary, FRK Brittle Road LLC (the "Rivenbark Property"). The FRP Property, the FRK Property and the Rivenbark Property are collectively referred to herein as the "Brooksville Property." The Brooksville Property is more specifically described in Schedule 2.

C. FRK and FRP have determined, based on their analysis of various factors, that the Brooksville Property is more valuable as development property than as mining property.

D. At present, however, FRP cannot develop the FRP Property or sell the FRP Property to a third party for development due to the FRK Brooksville Leasehold Interest; likewise, FRK cannot develop the FRP Property under the terms of the existing lease.

E. Accordingly, the independent directors of FRK and Patriot have determined that it is in the best interests of each Party to enter into this Agreement to establish a joint venture (the "Joint Venture") to pursue the development and/or sale of the Brooksville Property.

F. In connection with entering into this Agreement, the Parties have agreed to amend certain lease agreements between FRK and FRP relating to properties other than the Brooksville Property.

                              AGREEMENT

     In consideration of the foregoing recitals which are hereby incorporated as a part of this Agreement, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                              SECTION 1

                     FORMATION OF JOINT VENTURE

     1.1 Formation. The Parties hereby agree to form, organize and capitalize a new limited liability company (the "Company") under the provisions of the Florida Limited Liability Company Act (the "Act") and in accordance with the terms of this Agreement. The business of the Joint Venture shall be conducted through the Company. The name of the Company shall be Brooksville Quarry, LLC.

     1.2 Members and Percentage Interests. FRK and FRP each shall have a 50% Membership Interest in the Company.

     1.3 Purpose. The purpose of the Company is (a) to develop and/or sell the Brooksville Property (the "Project") and to conduct such other lawful activities as are reasonably necessary or useful to the furtherance of the Project, and (b) to conduct any other lawful business of the Joint Venture as the Board may determine from time to
time.   The  Company  shall have all powers of  a  limited  liability company under the Act and the power to do all things necessary or convenient to operate its business and accomplish its purpose.

     1.4  Principal Office.  The initial principal office of the Company
shall  be  155  East 21st Street, Jacksonville, Florida  32206.   The
Company may relocate the principal office and have such additional offices as the Board may deem advisable.

     1.5 Unified Agreement. This Agreement sets forth the terms of the Joint Venture and serves as the Operating Agreement of the Company.

                              SECTION 2

               CAPITAL CONTRIBUTIONS TO JOINT VENTURE

     2.1 Initial Capital Contributions. Concurrently with the execution of this Agreement, each Member shall make the Capital Contributions described below (the "Initial Capital Contributions") to the Company in exchange for a 50% Membership Interest in the Company:

          Member        Initial Capital         Percentage
          ------         Contribution            Interest
                         ------------            --------
     Florida Rock         the FRK Property          50%
     Industries, Inc.

                          the  FRK  Brooksville
                          Leasehold Interest

                          the Rivenbark Property

     Florida Rock         the  FRP  Property        50%
     Properties, Inc.     (subject  to reserved
                          right to royalties as
                          described in  Section
                          3.2)

                          50% of the Rivenbark
                          Acquisition Costs


      Each such asset to be contributed shall be contributed free and clear of any liens and encumbrances whatsoever, except for Permitted Encumbrances. For purposes of calculating Capital Accounts, each Member shall be credited with an initial Capital Contribution based on the fair market value of the assets contributed as determined after the closing.

     2.2  Method of Making Initial Capital Contributions.

          (a) FRK shall contribute its entire fee interest in the FRK Property and the FRK Brooksville Leasehold Interest to a newly formed, wholly owned, single member limited liability company organized under the Act ("FRK Newco"), which company shall also hold the fee interest in the Rivenbark Property.

          (b) FRP shall contribute its entire fee interest in the FRP Property and an amount equal to fifty percent (50%) of the costs incurred by FRK and FRK Newco in the acquisition of the Rivenbark Property ("Rivenbark Acquisition Expenses") to a newly formed, wholly owned, single member limited liability company organized under the Act ("FRP Newco").

          (c) Following the transactions described in Sections 2.2(a) and 2.2(b), FRK Newco shall be merged with and into FRP Newco in a merger (the "Merger") in which FRP Newco is the surviving entity (the
"Surviving Entity"), pursuant to the Certificate and Plan of Merger attached hereto as Exhibit A. The Surviving Entity also is referred to in this Agreement as the "Company."

          (d) As a result of the Merger, (i) the Articles of Organization of FRP Newco shall be amended to change the name of the Surviving Entity to Brooksville Quarry, LLC, (ii) this Agreement shall become the Operating Agreement of the Surviving Entity, (iii) all assets, properties, rights and privileges of FRK Newco and FRP Newco shall become the assets, properties, rights and privileges of the Surviving Entity, (iv) the membership interests of FRK in FRK Newco shall be converted into a 50% Membership Interest in the Surviving Entity, (v) all of the membership interests of FRP in FRP Newco shall become a 50% Membership Interest in the Surviving Entity, and (vi) all of the managers and officers of FRP Newco, if any, shall be removed and replaced by the Committee Members and officers designated pursuant to this Agreement.

     2.3 Capital Accounts. A single and separate Capital Account shall be established for each Member, which shall initially be set at zero and to which amounts will thereafter be credited or debited from time to time in accordance with the following provisions:

          (a) Each Member's Capital Account shall be credited by (i) such Member's Initial Capital Contributions in the amount determined pursuant to Section 2.1, (ii) such Members additional Capital Contributions, (iii) the amount of Profits allocated to such Member pursuant to Section 7.1 and any items in the nature of income or gain specially allocated to such Member pursuant to Sections 7.2 and 7.3, and (iv) the amount of any liabilities of the Company assumed by such Member or secured by Property distributed to such Member.

(b) Each Member's Capital Account shall be debited by (i) the aggregate amount of money and the Gross Asset Value of any Property distributed to such Member, (ii) the amount of Losses allocated to such Member pursuant to Section 7.1 and any items in the nature of expenses or losses specially allocated to such Member pursuant to Sections 7.2 and 7.3, and (iii) the amount of any liabilities of such Member assumed by the Company or secured by Property contributed by such Member to the Company.

          (c)  In determining the amount of any liability for purposes of
Section 2.3(a) and 2.3(b) above, there shall be taken into account the provisions of Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations, including, without limitation, Treasury Regulation Section 1.704-1(b)(2)(iv)(c).

          (d) If all or any portion of a Member's Membership Interest is transferred, the transferee shall succeed to the Capital Account of
the   assignor  or  transferor  to  the  extent  it  relates  to  the transferred Membership Interest.

          (e) The foregoing provisions and other provisions of this Agreement relating to the determination and maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation. The Management Committee may modify or adjust the manner in which the Capital Accounts, or any items of debits or credits thereto, are computed in order to comply with such Treasury Regulation, provided that such modifications or adjustments are not likely to have a material effect on the amounts distributable to any Member pursuant to Section 10.2 upon the dissolution of the Company.

     2.4 No Right to Interest on Capital Contributions or to Withdraw or Withdraw One's Capital Contributions. Except as otherwise provided or contemplated herein, no Member shall (a) be paid interest on any Capital Contributions, (b) have the right to resign, withdraw, or be repaid all or any part of that Member's Capital Contributions, or (c) have the right to receive, as a Distribution or return of capital,
any property of the Company other than cash or cash equivalents.   No
Member shall be entitled to any Distribution, whether upon the resignation or withdrawal of such Member from the Company or otherwise, except as expressly provided in this Agreement.

     2.5  Additional Capital Contributions or Loans.

          (a)  Funding Notices.   The Company's Management Committee may
determine from time to time that the Company requires additional funding from the Members in order to implement the Company's Business
Plan.   In such case, the Management Committee will cause the Company to  give written notice (the "Funding Notice") to the Members stating
(i) the aggregate amount of additional funds required from the Members (the "Additional Funding Amount"), (ii) each Member's Pro Rata share of the Additional Funding Amount, (iii) whether the Additional Funding Amount will be treated as Capital Contributions or as loans from the Members to the Company, (iv) if the Additional Funding Amount will be treated as loans, the terms of the loans, and
(v) the date or dates by which the Additional Funding Amount is to be
provided  by  the  Members  to  the  Company.   Notwithstanding   the
foregoing, without the approval of the Members, the Management Committee shall not issue Funding Notices requiring the Members to fund aggregate Additional Funding Amounts in excess of $2 million per Member, exclusive of Initial Capital Contributions.

        (b)  Funding by Members.   Each of the Members shall be obligated
to fund its Pro Rata share of the Additional Funding Amount in immediately available funds in accordance with the terms of the Funding Notice.

        (c)  Failure to Fund.    If one Member (the "Funding Member")
funds its Pro Rata share of the Additional Funding Amount but the other Member (the "Defaulting Member") fails to fund its Pro Rata share by the date specified in the Funding Notice, the Company will give written notice of non-payment to the Defaulting Member with a copy to the Funding Member (the "Non-Payment Notice"). If the Defaulting Member fails to cure such non-payment within thirty (30) days after receipt of the Non-Payment Notice (a "Funding Default"), then the
Funding Member may elect to fund the amount not funded by the Defaulting Member. In such event, the amount funded by the Funding Member on behalf of the Defaulting Member (the "Funding Advance") shall be deemed to be a loan by the Funding Member to the Defaulting Member, repayable upon demand and bearing interest at the Interest
Rate.   In  addition, the Funding Default shall be  deemed  to  be  a
Triggering Event for purposes of Section 5.2. Each Member hereby acknowledges that the Membership Interests are issued subject to, and hereby affirms the grant, to the other Member of a first priority security interest in, such Member's Membership Interest for the purpose of securing such Member's obligation to repay to the other Member any Funding Advances made by the other Member and hereby acknowledges that the other Member shall have all of the rights of a secured party under the Uniform Commercial Code (the "UCC") enacted in the state of Florida, including the right to bid for and purchase such Member's Membership Interest at any sale conducted pursuant to the UCC following such Member's default.

                              SECTION 3

                       ADDITIONAL TRANSACTIONS

     3.1 Rivenbark Property Acquisition Expenses. Upon execution of this Agreement, the Company shall reimburse to FRK fifty percent (50%) of the Rivenbark Acquisition Expenses.

     3.2 Brooksville Mining. Following the Merger, (i) FRK shall be entitled to continue to conduct mining activities and to operate its calcium products plant on the Brooksville Property (with respect to the FRP Property, on and subject to all of the same terms as the lease between FRK and FRP existing prior to the Merger (the "Prior Mining Lease") except as described herein); (ii) at such time as such operations physically interfere with development of the Brooksville Property, the mining activities and calcium products plant shall be relocated at FRK's expense to the area known as the McCall Pit (167 acres in the Northwest corner of the Brooksville Property); (iii) FRK will be permitted to operate at the McCall Pit for a minimum of fifteen (15) years, subject to two five year renewal options at FRK's option; (iv) real estate taxes on the Brooksville Property for the period after the effective date of the Merger shall be paid by the Company; and (v) to the extent FRK mines on the FRP Property, FRK will pay per ton royalties to the Company at the same rate as under the Prior Mining Lease, but without any obligation to pay minimum royalties. The Company shall distribute all such royalties to FRP and shall specially allocate all such royalty income and associated depletion deductions to FRP.

     3.3 Additional Property. From time to time, based on analysis of various factors, FRK and FRP may decide to contribute additional properties to the Joint Venture for development. Upon agreement of
FRK   and   FRP,   such  additional  properties  (collectively,   the
"Additional Property") shall be contributed to the Joint Venture. The Committee Members shall develop a development plan and a business plan for any such Additional Property, and such Additional Property shall be developed and/or sold pursuant to the terms hereof. Following contribution to the Joint Venture, such Additional Property shall be deemed included within the term "Joint Venture Property."

                              SECTION 4

                             GOVERNANCE

     4.1  Management Committee.

        (a) The Company shall be managed by a management committee (the "Management Committee"), which shall be comprised of four individuals (the "Committee Members") designated as provided in Section 4.2. The initial Committee Members, who shall serve until their successors are selected, are listed on Schedule 4.1.

       (b) Subject to the approval rights reserved to the Members (FRP and FRK) specified in Section 4.6 and any other limitations expressly contained in this Agreement, the Management Committee shall have
exclusive  authority  and  full  discretion  with  respect   to   the
management of the Company.

     4.2 Appointment and Tenure of the Committee Members. The Committee Members shall be appointed by the Members as follows:

          (a) FRK shall have the sole right to appoint two (2) Committee Members; and

          (b)  FRP shall have the sole right to appoint two (2) Committee
Members.

In the event that any Committee Member resigns, is removed, or otherwise fails to serve as a Committee Member, the Member(s) who appointed such Committee Member, whether FRK or FRP, or FRK and FRP jointly, shall be entitled to appoint a Committee Member to fill such vacancy. The Committee Member shall serve in such office until such Committee Member is removed in accordance with this Section 4.2, or until the earlier resignation or death of such Committee Member. Any Committee Member may be removed at any time with or without cause by the Member that appointed that Committee Member, or, in the case of the jointly appointed Committee Member, by either Member.

     4.3  Meetings of the Management Committee.

          (a) Each Committee Member shall have one vote. The Management Committee may act only by (i) majority vote of the Committee Members in attendance at a duly called meeting of the Management Committee at which a quorum is present in person or by proxy or (ii) by unanimous written consent of all of the Committee Members. Committee Members may grant their proxy to any other Committee Member to vote on their behalf.

          (b) The Management Committee shall elect a Chairman who shall preside at meetings of the Management Committee. The Chairman shall establish and announce the schedule and location for regular meetings of the Management Committee, which shall be no less frequently than quarterly. Regular meetings may be held as scheduled by the Chairman without any additional notice of the time, place or purpose of the meeting.
          (c) The Management Committee may hold special meetings upon the call of any Committee Member. Except as to a Committee Member who waives notice in writing (before or after a meeting), prior notice of the date, time and place of the meeting and the purpose for which such meeting has been called shall be given to each Committee Member at
least  three  Business  Days  prior to  such  meeting.   A  Committee
Member's attendance at or participation in a meeting waives any required notice to such Committee Member of the meeting unless such Committee Member, at the beginning of the meeting or promptly upon arrival at the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

          (d) All of the Committee Members must be present, in person or by proxy, in order to establish a quorum at a meeting of the Management Committee.

          (e) Committee Members may participate in a meeting of the Management Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     4.4 Business Plan. The Management Committee shall prepare and approve a Business Plan in advance for each Fiscal Year, which shall be subject to the approval of the Members. If at any time after the Company's first Fiscal Year the Members and Management Committee do not approve the Business Plan prior to the beginning of the next Fiscal Year, the previously approved Business Plan shall continue to govern (but with a 5% increase in all budgeted amounts) until approval by the Members and Management Committee of the new Business Plan.

     4.5  Officers of the Company.

          (a) The Company shall have such officers as may be designated from time to time by the Management Committee, who shall, unless and until removed from office, act as agents of the Company, have such powers as are usually exercised by comparably designated officers of a Florida corporation and have the power to bind the Company through the exercise of such powers, subject to the limitations imposed by this Agreement and any other limitations imposed by the Management Committee. The officers shall operate within the scope of the approved Business Plan, and any material deviations from the approved Business Plan shall require prior approval of the Members provided, however, that deviations in individual line items of the operating and capital expense budgets shall not require prior approval from the Members provided that the overall deviations do not exceed 10% for the applicable Fiscal Year. The Management Committee shall determine the compensation, if any, for the officers appointed by it.

          (b) The Management Committee shall designate which officers are to report directly to it.

          (c) The Management Committee may remove any officer at any time with or without cause; provided, however, that such removal shall not affect the rights of the Company or of such officer under any written agreement between the Company and such officer except in accordance with the terms of such written agreement (if any).

          (d) An officer may resign as an officer at any time by written notice to the Management Committee. The resignation shall become effective when the Company receives the notice unless a later effective date is specified in the notice.

          (e) The officers of the Company shall not have the authority to commence any litigation on behalf of the Company without the prior approval of the Management Committee.

     4.6 Approval Rights of FRP and FRK. Notwithstanding anything in this Agreement to the contrary, the following actions by the Company shall require the affirmative, unanimous vote of the Members:

          (a)  any capital calls in excess of the amount specified in
Section 2.5(a);

          (b) the selection or replacement of a third party developer;

          (c)  Entry into any agreement with any Affiliate;

          (d) The adoption of a plan of merger or consolidation involving the Company;

          (e) The sale, lease, exchange, pledge or other disposition of a significant portion (greater than 20% in value) of the assets of the Company in a single or series of related transactions;

          (f) Any transaction causing the Company to incur any indebtedness except to the extent authorized in the Business Plan approved by the Members;

          (g) The admission of any new Member or the creation of any new class of Membership Interests;

          (h) The amendment of the Articles of Organization of the Company or of this Agreement;

          (i)   Causing  the  Company  to  be  merged,  combined   or
consolidated with any other entity;

          (j) Adopting overall financial policies for the Company including, without limitation, adopting or changing significant tax or accounting principles or policies except as authorized in the Business Plan approved by the Members;

          (k)    Assuming,  guaranteeing,  endorsing   or   otherwise
becoming liable for the obligations of any other Person except as authorized in the Business Plan approved by the Members;

          (l)  Dissolving the Company; and

          (m) Declaring bankruptcy of the Company, making an assignment for the benefit of its creditors, seeking the appointment of a trustee, receiver or liquidator of the assets of the Company, or any similar action.

      For purposes of this Agreement, any matter that requires the affirmative vote of the Members shall be deemed to require the affirmative vote of all of the Members (i.e. both FRK and FRP).

     4.7 Other Activities of Members and Committee Members. The Members and the Committee Members currently may be engaged in other business ventures which are similar to the anticipated business of the
Company.   Unless otherwise prohibited or restricted by any  separate agreement, the conduct of such ventures by any Member or Committee Member or the commencement of business ventures similar to the business of the Company by any Member or Committee Member at a later time shall not constitute a breach of the duty of loyalty owed by such Member or Committee Member to the Company or its Members under
the  Act.   Nothing in this Agreement shall be deemed to  create  any
right in any Member to participate in any other business ventures of the other Members.

     4.8 Salaries of Committee Members. Each Committee Member shall receive compensation as may be determined by the Members from time to time and shall be entitled to reimbursement of reasonable and necessary business expenses advanced on behalf of the Company.

                              SECTION 5

                     BUYOUT EVENTS AND TRANSFERS

     5.1  Put and Call Buy-Sell.

       (a) Upon the occurrence of a Triggering Event, any Eligible Member (the "Offeror") may elect, within the 120 day period following the occurrence of the Triggering Event, to give written notice (the "Buy/Sell Notice") to the other Member (the "Offeree") designating a buy/sell price (the "Buy/Sell Price") and payment terms and stating that the Buy/Sell Notice is delivered pursuant to this Section 5.1.
The Buy/Sell Notice shall constitute both (i) an offer by the Offeror to sell the Offeror's Membership Interest to Offeree at the Buy/Sell Price, and (ii) an offer by the Offeror to buy the Offeree's Membership Interest at the Buy/Sell Price (in each case, free and clear of all liens and encumbrances on such Membership Interest).

      (b)  The Buy/Sell Notice shall be irrevocable for a period of thirty
(30) days following the date of the Buy/Sell Notice (the "Irrevocable Period"), and the Offeree may, by written notice to Offeror during such Irrevocable Period, either accept the Offeror's offer to sell, or accept the Offeror's offer to buy (but may not accept both), and upon acceptance, the Offeror and the Offeree shall be required to sell or to buy, as applicable. After receipt of a proper Buy/Sell Notice, no other Buy/Sell Notice may be issued by either Member.

      (c) If the Offeree fails to accept either offer within the Irrevocable Period, the Offeree shall be deemed to have accepted the Offeror's offer to buy the Offeree's Membership Interests to Offeror at the Buy/Sell Price.

      (d) Unless otherwise agreed by Offeror and Offeree, the closing of such purchase and sale pursuant to this Section 5.1 shall take place at  the  principal  office  of the Company  on  the  fortieth  (40th)
business  day  after  the end of the Irrevocable  Period.   All  such
closing, the Member required to buy (the "Buy/Sell Buyer") the Membership Interest of the other Member (the "Buy/Sell Seller") shall pay the Buy/Sell Price to the Buy/Sell Seller in accordance with the terms of the Buy/Sell Notice. At such closing, the Buy/Sell Buyer (i) shall cause the Company to pay any indebtedness owed by the Company to the Buy/Sell Seller and (ii) shall cause the Buy/Sell Seller to be released from liability under any guarantees executed by the Buy/Sell Seller of the Company's indebtedness. The Buy/Sell Seller shall be obligated to deliver to Buy/Sell Buyer a properly executed assignment of its entire Membership Interest, free and clear of all liens and encumbrances on such Membership Interest, but if the Buy/Sell Seller fails to do so the Buy/Sell Buyer may execute such assignment on behalf of the Buy/Sell Seller pursuant to the power of attorney described in Section 5.3 below.

     5.2  Right of First Refusal.

          (a) FRK may Transfer its Membership Interest at any time to a wholly-owned direct or indirect subsidiary of FRK, and FRP may transfer its Membership Interest at any time to a wholly-owned direct or indirect subsidiary of Patriot, and in either case the subsidiary shall be admitted as a Member of the Company (any transfer pursuant to this sentence as referred to as a "Permitted Transfer"). All Transfers by a Member other than pursuant to Sections 5.1, 5.2 or this 5.3(a) shall require compliance with this Section 5.3.

          (b) Prior to making any Transfer of any portion of its Membership Interest other than a Permitted Transfer, the Member desiring to make the Transfer (for purposes of this Section 5.3, the "Selling Member") shall give written notice (the "First Refusal Notice") to the other
Member (the "Non-Selling Member"). The First Refusal Notice shall contain a full description of the purchase price (including the cash equivalent value of any property to be received by the Selling Member in the Transfer) and the terms and conditions of the proposed disposition (including the identity of the proposed transferee). The
First Refusal Notice shall constitute an offer by the Selling Member to sell all, but not less than all, of its Membership Interest to the Non-Selling Member in accordance with the terms set forth in the First Refusal Notice and the other provisions hereof.

          (c) The Non-Selling Member shall have the right to purchase all, but not less than all, of such Selling Member's Membership Interest in the Company by giving written notice to the Selling Member at any time before the expiration of thirty (30) days after the date the First Refusal Notice is received (the "First Refusal Exercise Period"). Such notice of acceptance must specify a closing date for the purchase, which date shall be not later than sixty (60) days after the date notice of acceptance is given.

       (d) If the Non-Selling Member does not agree to purchase all of the Membership Interests offered by the Selling Member prior to the end of the First Refusal Exercise Period, the Selling Member, for a period of sixty (60) days immediately thereafter, shall be entitled to sell all of its Membership Interest to the third party designated in the First Refusal Notice on terms not more favorable to the buyer than to those set forth in the First Refusal Notice; provided, however, that any the purchaser shall not be admitted as a Member of the Company until the purchaser executes a counterpart of this Agreement agreeing to be bound by all of the terms of this Agreement and to comply with all of the requirements imposed on Members hereunder.

      (e) The purchase price of any Membership Interest in the Company transferred pursuant to this Agreement shall be paid at the closing in immediately available funds (or in accordance with other terms specified in the First Refusal Notice) against delivery of as assignment of the Selling Member's Membership Interest free and clear of all pledges, liens, and encumbrances.

     5.3 Power of Attorney. Each Member hereby irrevocably designates and appoints the purchasing Member as such Member's lawful attorney-in-fact to execute any documents and to take whatever actions are necessary to transfer ownership of such Member's Membership Interest upon the books of the Company upon the purchase of such Member's Membership Interest pursuant to Sections 5.1 or 5.2 hereof, as applicable. Any transfer of such Membership Interest on the books of the Company pursuant to this provision shall be deemed to be an effective transfer of the Membership Interest provided that the purchasing Member has tendered the purchase price to the other Member in accordance with Sections 5.1 or 5.2, as applicable.

                              SECTION 6

                            DISTRIBUTIONS

     6.1 General. Except as otherwise provided in this Agreement, the Company shall make Distributions to the Members at such times and in such amounts as the Management Committee may determine from time to time. All Distributions to Members shall be made to the Members Pro Rata in accordance with their respective Percentage Interests, except as provided in Sections 6.2 and 10.2 hereof

     6.2 Liquidating Distributions. Upon the dissolution and winding up of the Company, the provisions relating to Distributions provided in
Section 10.2 rather than this Section 6 shall apply.

     6.3 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a Distribution to the extent any such distribution would violate the Act or other applicable law.

     6.4 Return of Capital. Except as expressly required by the Act, no Member shall be required to return to the Company, or be liable for the amount of, any Distribution received from the Company.

                              SECTION 7

                             ALLOCATIONS

     7.1 Allocations of Profits and Losses Among the Members. After giving effect to the special allocations set forth in Sections 3.2,
7.2 and 7.3, the Company shall allocate its Profits and Losses between the Members Pro Rata in accordance with the Members' respective Percentage Interests.

     7.2 Special Allocations. The following special allocations shall be made in the following order:

          (a) Company Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Section 7, if there is a net decrease in Company Minimum Gain during any Company Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 7.2(a) is
intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (b) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-1(i)(4), notwithstanding any  other provision  of  this Section 7, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company Allocation Year, each Member who has a share of  the  Member  Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum
Gain  attributable  to such Member Nonrecourse  Debt,  determined  in
accordance    with   Treasury   Regulation   Section   1.704-2(i)(4).
Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be
determined   in   accordance  with  Treasury   Regulations   Sections
1.704-2(i)(4) and 1.704-2(j)(2). This Section 7.2(b) is  intended  to comply  with  the  minimum  gain chargeback requirement  in  Treasury
Regulation   Section   1.704-2(i)(4)   and   shall   be   interpreted
consistently therewith.

          (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6),
items of Company income and gain shall be specially allocated to each such  Member in an amount and manner sufficient to eliminate, to  the extent required by the Treasury Regulations, such Member's Capital Account Deficit as quickly as possible, provided that an allocation pursuant to this Section 7.3(c) shall be made if and only to the extent that the Member would have a Capital Account Deficit after all
other   allocations  provided  for  in  this  Section  7  have   been
tentatively made as if this Section 7.3(c) were not in the Agreement.
This  Section 7.2(c) is intended to comply with the "qualified income
offset"      provision     in     Treasury     Regulation     Section
1.704-1(i)(b)(2)(ii)(d)   and  shall  be   interpreted   consistently
therewith.

          (d) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated among the Members Pro Rata in accordance with their respective Percentage Interests.

          (e) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are
attributable   in   accordance  with  Treasury  Regulations   Section
1.704-2(i)(1).

          (f) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury
Regulation     Section     1.704-1(b)(2)(iv)(m)(2)     or     Section
1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of his interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss
(if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

     7.3 Curative Allocations. The allocations set forth in Sections 7.2(a), 7.2(b), 7.2(c), 7.2(d), 7.2(e), and 7.2(f) (the "Regulatory
Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 7.3. Therefore, notwithstanding any other provision of this Section 7 (other than the Regulatory Allocations), the Management Committee shall make such offsetting special allocations of Company income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Section 7.1. In exercising its discretion under this Section 7.3, the Management Committee shall take into account future Regulatory Allocations contained in Sections 7.2(a) and 7.2(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.2(d) and 7.2(e).

     7.4  Other Allocation Rules.

          (a) Profits, Losses, and any other items of income, gain, loss, or deduction shall be allocated to the Members pursuant to this Section
7 as of the last day of each Fiscal Year, provided that Profits, Losses, and such other items shall also be allocated at such times as the Gross Asset Values of Company assets are adjusted pursuant to subparagraph (ii) of the definition of "Gross Asset Value" in
Schedule 1.

          (b) The Members are aware of the income tax consequences of the allocations made by this Section 7 and hereby agree to be bound by the provisions of this Section 7 in reporting their shares of Company income and loss for income tax purposes.

          (c) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Management Committee using any permissible method
under   Section  706  of  the  Code  and  the  Treasury   Regulations
thereunder.

          (d) Solely for purposes of determining a Member's proportionate share of the "excess nonrecourse liabilities" of the Company, within
the   meaning  of  Treasury  Regulation  Section  1.752-3(a)(3),  the
Members' interests in Company profits are in proportion to their Percentage Interests.

     7.5  Section 704(c) Allocations.

          (a) Except as otherwise provided in this Section 7.5, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such items are allocated for book purposes under this Section 7.

          (b) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with subparagraph
(a) of the definition of "Gross Asset Value" in Schedule 1).

          (c) Any elections or other decisions relating to such allocations shall be made by the Management Committee in any manner that reasonably reflects the purpose and intention of this Agreement, provided that the Company shall elect to apply the "traditional" allocation method described in Treasury Regulation Section 1.704-
3(b)  (or  any successor Treasury Regulation), and provided, further, that any items of loss or deduction attributable to property contributed by a Member shall, to the extent of an amount equal to the  excess  of (A) the federal income tax basis of such property  at the time of its contribution over (B) the Gross Asset Value of such property at such time, be allocated in its entirety to the such contributing Member and the tax basis of such property for purposes of computing the amounts of all items allocated to any other Member (including a transferee of the contributing Member) shall be equal to
its   Gross  Asset  Value  upon  its  contribution  to  the  Company.
Allocations pursuant to this Section 7.5(d) are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provisions of this Agreement.

          (d) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits or Losses, as the case may be, for the Allocation Year.

                              SECTION 8

                    FEDERAL AND STATE TAX MATTERS

     8.1 Tax Year and Accounting Matters. The fiscal year of the Company (the "Fiscal Year") shall begin on October 1 and end on September 30 of the following calendar year. The Company shall adopt such methods of accounting and file its tax returns on the methods of accounting determined by the Management Committee.

     8.2  Tax Elections.

          (a) The Members agree that the Company shall be classified as a "partnership" for income tax purposes, and the Members and the Management Committee shall take any and all action necessary to effectuate partnership tax treatment.

          (b) The Management Committee is authorized to make any and all elections for federal, state, and local tax purposes including, without limitation, any election, if permitted by applicable law: (i) to make the election provided for a 6231(a)(1)(B)(ii) of the Code;
and (ii) to adjust the basis of Company assets pursuant to Sections 754, 734(b), and 743(b) of the Code (or any comparable provisions of state or local law) in connection with Transfers of Membership Interests and Company distributions.

(c) In connection with any Transfer of a Membership Interest, the Management Committee shall cause the Company, at the written request of the transferor or the transferee and at the time and in the manner provided in Treasury Regulation Section 1.754-1(b), to make an election to adjust the basis of the Company's assets in the manner provided in Sections 734(b) and 743(b) of the Code and the transferee shall pay all costs incurred by the Company in connection therewith, including, without limitation, reasonable attorneys' and accountants' fees.
     8.3 Tax Matters Partner. FRK shall be the "Tax Matters Partner" of the Company, as that term is used in Subchapter C of Chapter 63 of Subtitle F of the Code, and the Members will take such actions as may be necessary, appropriate, or convenient to effect the designation of
FRK  as such Tax Matters Partner.  Subject to any limitations imposed by  the Management Committee the Tax Matters Partner shall have  full and unlimited discretion (acting in a fiduciary capacity on behalf of the  Company) to perform or to fail to perform any actions or to make any decisions which under the Code may be made by a Tax Matters Partner; provided, however, that the Tax Matters Partner shall keep the Management Committee reasonably informed as to any such actions. Notwithstanding the foregoing, the Tax Matters Partner shall obtain the consent of the Members prior to (i) filing a petition for judicial review of a proposed tax assessment, (ii) filing a petition
for   an  administrative  adjustment,  or  (iii)  entering  into  any settlement agreement with a taxing authority that would bind, directly or indirectly, any other Member.

                              SECTION 9

                           INDEMNIFICATION

     9.1 Indemnification. Subject to the limitations imposed by the Act or otherwise imposed by law, the Company shall indemnify and hold harmless each Person ("Indemnified Person") who was or is made a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative ("Proceeding") by reason of the fact that such Indemnified Person is or was a Member, Committee Member or officer of the Company against judgments, penalties, fines, settlements and reasonable costs and expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding if such Indemnified Person acted in good faith and in a manner he, she, or it reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her, or its conduct was unlawful. The Company shall make an indemnification only upon a determination by the Management Committee or the Members that indemnification is proper. The Company shall not be liable to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnified Person has received such payment under any insurance policy maintained by the Company.

     9.2 Advances. The Company may pay or reimburse the Indemnified Person for the reasonable expenses incurred in advance of the final disposition of the Proceeding and without any determination as to the Indemnified Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Indemnified Person of his, her, or its good faith belief that he, she, or it has met the standard of conduct necessary for indemnification hereunder and a written undertaking, by or on behalf of such Indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified under the provisions hereof.

                            SECTION 10


                     DISSOLUTION OF THE COMPANY

     10.1 Events of Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events ("Dissolution Event"):

          (a)  The written consent of all the Members; or

          (b) The entry of an order of dissolution by a court of competent jurisdiction in accordance with the Act.

     10.2 Liquidating Distributions. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Members. Under such circumstances, the Management Committee shall not take any action that is inconsistent with, or not necessary or appropriate for, the winding up of the Company's affairs. To the extent not inconsistent with the foregoing, all covenants and obligations in this Agreement shall remain in full force and effect until such time as all of the Company's assets have been Distributed or otherwise applied in the manner provided in this Section 10.2. The Management Committee (or liquidator, as the case may be) shall take full account of the Company's liabilities and assets, cause the Company's assets to be liquidated as promptly as is consistent with obtaining a fair value therefor, and cause the proceeds therefrom, after payment of all costs and expenses of liquidation, to be applied and Distributed in the following order and priority:

          (a) First, to creditors of the Company, including Members who are creditors, to the extent permitted by law in satisfaction of liabilities of the Company, whether by payment or establishment of reserves;

          (b) Second, to the Members, in accordance with positive Capital Account balances (taking into account all contributions, adjustments, and allocations made during the year in which the liquidation occurs, including, without limitation, those specified in Section 7 hereof) by the later of the close of the Fiscal Year of liquidation of the Member's interest or within ninety (90) days after liquidation.

                             SECTION 11

                      MISCELLANEOUS PROVISIONS

     11.1  Representations  and Warranties of Members.   Each  Member
represents and warrants to the Company and to each other Member as follows:

          (a) Such Member is duly organized, validly existing and in good standing under the laws of the state of Florida.

(b) Such Member has the requisite corporate or similar power and full authority and capacity to enter into this Agreement and to incur and perform its obligations under this Agreement.

(c) The execution, delivery, and performance by the Member of this Agreement has been authorized by all necessary corporate action.
          (d) Upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid, and binding obligation of such Member, enforceable against such Member in accordance with its terms.

     11.2  Amendment.   This Agreement may not be amended,  modified,
altered, or changed in any respect whatsoever except in a written instrument duly executed by all of the Members.

     11.3 Construction. Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine, or neuter forms. The singular form of nouns, pronouns, and verbs shall include the plural and vice versa.

     11.4 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and this Agreement shall remain in full force and effect and shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted.

     11.5 Burden and Benefit Upon Successors. Except as expressly otherwise provided herein, this Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and assigns.

     11.6 Further Assurances. Each Member hereby agrees that it shall hereafter execute and deliver such further instruments, provide all information, and take or forbear such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

     11.7 Notices. All notices required or permitted to be given hereunder shall be in writing and shall be either hand-delivered, sent by recognized overnight delivery service, by facsimile, or by U.S. mail (registered or certified, return receipt requested) to the Members or the Company (as applicable) at the addresses set forth below, or to such other address as any Member may designate by giving written notice to the Company in accordance with this Section 11.7:

          Florida Rock Industries, Inc.
          Attn: John D. Baker II
          155 E. 21st Street
          Jacksonville, Florida 32206
          Facsimile No. (904) 355-0817

          Florida Rock Properties, Inc.
          Attn: John E. Anderson
          1801 Art Museum Drive
          Jacksonville, Florida 32207
          Facsimile No. (904) 396-2715

   Notices shall be deemed to be effective upon actual receipt by the addressee.

     11.8 Waiver. No consent or waiver, express or implied, by any Party hereto to or of any breach or default by any other Party hereto in the performance of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Party of the same or any other obligations of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of another Party or to declare another Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder.

     11.9 Company Property. All legal title to Company property shall be held in the name of the Company.

     11.10 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic means, each of which shall be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the Parties hereto.

     11.11 No Third Party Beneficiary. This Agreement constitutes an agreement among the Parties hereto, and none of the agreements, covenants, representations, or warranties contained herein is for the
benefit  of  any third party not a Party to this Agreement.   Without
limiting the generality of the foregoing, none of the provisions of this Agreement shall be for the benefit of or enforceable by creditors of the Company.

     11.12 Governing Law. This Agreement and all questions with respect to the rights and obligations of the Members, the construction, enforcement, and interpretation hereof, and the formation, administration, and dissolution of the Company, shall be governed by the provisions of the Act and other applicable laws of the State of Florida.

     11.13 Survival. All representations and warranties made by each Member shall be deemed to survive indefinitely.

     11.14 Counsel Fees. If any Party finds it necessary to retain counsel to enforce this Agreement, the substantially prevailing party in a dispute shall be entitled to its reasonable counsel fees and costs joint and severally from the other parties to such dispute.

     11.15 Entire Agreement. This Agreement, including the exhibits or other documents or schedules attached hereto or incorporated herein by reference, constitutes the entire agreement of the Parties with respect its subject matter. This Agreement supersedes all prior agreements and oral understandings between the Members with respect to such matters.

     11.16 No Agency Relationship. The Members acknowledge and agree that there is no agency relationship between them, that a Member shall have no agency or vicarious liability for the acts or omissions of another Member, and that the Company shall not be construed as a partnership for any purpose other than federal and state tax purposes.

     11.17     Dispute Resolution.

          (a) In the event of a Deadlock, the Members will make diligent, good faith attempts to resolve the Deadlock. No Member may deliver a
Buy/Sell Notice under Section 5.1(a) based solely upon the occurrence of a Deadlock unless the chief executive officer of such Member first
(i)  delivers  a letter to the chief executive officer of  the  other
Member explaining in reasonable detail the nature of the Deadlock and the  basis  for  the Member's position on the issue in dispute,  (ii)
offers in such letter to meet with the chief executive officer of the other  Member at a mutually convenient time and location
within  ten
(10)  days  after the date of the letter to attempt  to  resolve  the dispute,  and (iii) if such other chief executive officer  agrees  to such a meeting, meets in an effort to resolve the disputed issue.  If those  officers  cannot  resolve  the  Deadlock  within  thirty  (30)
calendar days after the date of such letter, the Member following such procedure may deliver a Buy/Sell Notice.

(b) Any other dispute regarding this Agreement shall be resolved by binding arbitration before one arbitrator selected by mutual agreement of the Members. If the Members are unable to agree on a single arbitrator, the arbitrator shall be appointed by the American Arbitration Association in accordance with the Commercial Arbitration Rules. The arbitrator will hold a hearing within 60 days following his/her designation, and will render a resolution of the matter submitted within 30 days after the hearing. The Members will conduct the arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association or such other additional procedures agreed to by the Members; provided, however, that the Members will have the right to engage in reasonable discovery of documents involved in the dispute. The Members will hold all arbitration hearings in Jacksonville, Florida.

                        *    *    *    *    *

            [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
              SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FLORIDA ROCK PROPERTIES, INC., a   FLORIDA ROCK INDUSTRIES, INC., a
Florida corporation                Florida corporation


By: ___________________________    By:___________________________
Print Name: ___________________    Print Name:___________________
Title:_________________________    Title:________________________

                             SCHEDULE 1

                             DEFINITIONS

     Act shall mean the Florida Limited Liability Company Act, Florida Statutes 608.401 et seq. as amended from time to time, or any corresponding provision or provisions of succeeding law.

     Additional Funding Amount shall have the meaning ascribed to such term in Section 2.5(a).

     Adjusted Capital Account Deficit means, with respect to a Member, the deficit balance, if any, in such Member's Capital Account as of the end of the applicable Fiscal Year, after giving effect to the following adjustments.

           (a) Crediting to such Capital Account any amounts (i) described in section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations which such Member is obligated to contribute to the Company pursuant to this Agreement or applicable law or (ii) which such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) or 1.704-2(i)(5); and

           (b) Debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations.

     The foregoing definition of Adjusted Capital Account Deficit, is intended to comply with the allocation rules of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted in a manner that is consistent with such intent.

     Affiliate, with respect to any specified Person, shall mean (i) any Person directly or indirectly Controlling or under common Control with the specified Person; (ii) any director, officer, partner, member, or trustee of the specified Person; (iii) any Person directly, indirectly, or beneficially owning or controlling 50% or more of any class of voting interest of the specified Person; and
(iv) any ancestor, spouse, or family member (parent, sibling, or descendant), whether by blood or marriage, of the specified Person, or any trust for the primary benefit of such persons.

     Agreement shall mean this Joint Venture Agreement and all annexes, schedules and exhibits attached hereto and made a part hereof, originally executed and as amended from time to time in writing.

     Bankruptcy means:

          (a) The entry of an order for relief with respect to a Member in proceedings under the Bankruptcy Code.

          (b) The filing of an application by a Member for, or its consent to, the appointment of a trustee, receiver, or custodian of its assets;

          (c) The making by a Member of a general assignment for the benefit of creditors;

          (d) The entry of an order, judgment or decree by any court of competent jurisdiction appointing a trustee, receiver or custodian of the assets of a Member unless the proceedings and the person appointed are dismissed within ninety (90) days;

          (e) The failure by a Member generally to pay its debts as the debts become due within the meaning of section 303(h)(1) of the Bankruptcy
Code, or a Member's admission in writing of its inability to pay its debts as they become due; or

          (f) A Member's Membership Interest's becoming subject to the enforcement of any rights of a creditor of a Member, whether arising out of an attempted charge upon that Member's Membership Interest by judicial process or otherwise, if that Member fails to effectuate the release of those enforcement rights, whether by legal process, bonding, or otherwise, within ninety (90) days after actual notice of that creditor's action.

     Bankruptcy Code means the United States Bankruptcy Code, as amended or superseded from time to time.

       Brooksville Property shall have the meaning ascribed to such term in page 1.

     Business Plan means the operating and capital expense budget and business plan of the Company for each Fiscal Year, including, without limitation, (i) the development plan for the Brooksville Property,
(ii) a projected annual income statement, (iii) a projected balance sheet as of the end of the Fiscal Year, (iv) a schedule of projected operating cash flow (including itemized operating revenues and Project costs and expenses) for such Fiscal Year, (v) a development schedule identifying projected development periods as well as times for completion of the various stages of the Project and costs attributable to each stage, (vi) a description of any proposed construction and capital expenditures, including projected dates for commencement and completion of the foregoing, (vii) a marketing plan, and (ix) a detailed description of such other information, plans, maps, contracts, agreements, or other matters necessary in order to inform the Members of all matters relevant to the development, operation, management and sale of the Project or any portion thereof.

     Buy/Sell Buyer shall have the meaning ascribed to such  term  in
Section 5.1.

     Buy/Sell Notice shall have the meaning ascribed to such term  in
Section 5.1.

     Buy/Sell Price shall have the meaning ascribed to such  term  in
Section 5.1.

     Buy/Sell Seller shall have the meaning ascribed to such term  in
Section 5.1.

     Capital Account shall mean the Capital Account maintained for each Member, computed as set forth in Section 2.3 hereof.

     Capital Contributions means, with respect to a Member, the amount of money and the initial Gross Asset Value (as determined by the Management Committee or as otherwise provided in this Agreement) of property other than money contributed from time to time by such Member to the capital of the Company in respect of such Members Interest (net of the amount of any liabilities of the Member that, in connection with such contribution, the Company is considered to assume or take subject to under the last sentence of Treasury
Regulation Section 1.704-1(b)(2)(iv)(c) and, without duplication, under Section 752 of the Code).

     Change in Control means, with respect to a Member, any of the following events: (i) the acquisition by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of all outstanding securities of the Member entitled to vote generally in the election of directors (excluding any acquisition or holding by (A) the Member;
(B) the directors of the Member as of the date of this Agreement (the "Incumbent Board"), and (C) persons who as of the date of this Agreement are deemed to be Affiliates of Edward L. Baker or John D. Baker II); or (ii) individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the board of directors of the Member, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be considered as though such person were an original member of the Incumbent Board; or (iii) a merger, consolidation or similar transaction or series of related transactions that result in the beneficial owners of the Member immediately prior to such transactions (or, in the case of a series of related transactions, immediately prior to the first such related transaction) no longer owning securities representing a majority of the combined voting power of all outstanding securities of the Member entitled to vote generally in the election of directors.

     Code shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law. References to "Code Sections" are references to Sections of the Code.

     Committee Members shall have the meaning ascribed to such term in Section 4.1.

     Company has the meaning ascribed to such term in Section 1.1.

     Company  Minimum  Gain  has the meaning  ascribed  to  the  term
"partnership minimum gain" as set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

     Control means the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or manager of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those persons exercising governing authority over an entity.

     Deadlock means the occurrence of a deadlock among the Members (if action or approval of the Members is required) or a deadlock among the Committee Members (if no Member approval or action is required) with respect to the vote or consent to take any action that will fundamentally change the Company including, without limitation,
(a) approval of the Business Plan, (b) a material change in the nature of the business of the Company; (c) any sale or disposal of all or substantially all of the assets of the Company; (d) any transaction between the Company and any Affiliate; (e) any transaction by the Company to merge or consolidate with another Person or any transaction which involves the issuance of any equity security of the Company to any other Person.

     Defaulting Member shall have the meaning ascribed to such term in Section 2.5(c).

     Depreciation means, for each Fiscal Year or portion thereof, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or allocation period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or period bears to such beginning adjusted tax basis, provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year or allocation period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

     Dissolution Event shall have the meaning ascribed to such term in Section 10.1.

     Distributions  means, with respect to a Member,  the  amount  of money and the Gross Asset Value (as determined by the Management Committee or as otherwise provided in this Agreement) of property other than money (net of the amount of (a) any liabilities of the Company that, in conjunction with such Distributions such Member is considered to assume under the last sentence of Treasury Regulation
Section 1.704-1(b)(2)(iv)(c) and, without duplication, (b) any liabilities secured by the distributed property to which such Member is considered to take the property subject under Section 752 of the
Code) distributed to such Member by the Company on account of that Members Membership Interest or in redemption or liquidation of all or any portion of such Members Membership Interest. Payments to a Member (i) pursuant to a loan by such Member to the Company or other transactions in which such Member is acting other than in its capacity as "partner" within the meaning of Section 707(a) of the Code or (ii) which are guaranteed payments within the meaning of
Section 707(c) of the Code shall not be treated as Distributions and shall not reduce that Member's Capital Account.

     Distribute means to make one or more Distributions.

     Eligible Member shall mean a Member as to which none of the following events has occurred: a Change in Control, an Event of Bankruptcy, a Funding Default and a Prohibited Transfer.

     Fair Market Value shall have the meaning ascribed to such term in Section 5.2.

     First Refusal Exercise Period shall have the meaning ascribed to such term in Section 5.3.

     First Refusal Notice shall have the meaning ascribed to such term in Section 5.3.

     Fiscal Year means the fiscal year of the Company as set forth in
Section 8.1.

     Funding Default shall have the meaning ascribed to such term  in
Section 2.5(c).

     Funding  Notice shall have the meaning ascribed to such term  in
Section 2.5(a).

     FRK shall have the meaning ascribed to such term in page 1.

     FRK Newco shall have the meaning ascribed to in Section 2.2(a).

     FRP shall have the meaning ascribed to such term in page 1.

     FRP Newco shall have the meaning ascribed to in Section 2.2(a).

     Gross Asset Value means, with respect to any Company asset, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Management Committee;

          (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee, as of the following times:
(A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; (C) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (D) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a member capacity in anticipation of being a Member; provided, however, that adjustments pursuant to clauses (A), (B), and (D) above shall be made only if the Management Committee reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

          (c) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Management Committee; and

           (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of "Profits" and "Losses" in this Schedule 1 or Section 7.2(g), provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent the Management Committee determines that an adjustment pursuant to subparagraph (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

           (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the
Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          (f) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) of this definition of "Gross Asset Value," subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under
Section 704(c) of the Code and the Treasury Regulations thereunder.

     Indemnified Person shall have the meaning ascribed to such term in Section 9.1.

     Initial Capital Contributions has the meaning ascribed to such term in Section 2.1.

     Interest Rate shall mean  an interest rate equal to the  default
rate   under  the  Defaulting  Member's  principal  revolving  credit facility at the time of a Funding Default.

     Irrevocable Period shall have the meaning ascribed to such term in Section 5.1.

     Joint Venture shall have the meaning ascribed to such term in page 1.

     Losses has the meaning set forth in the definition of "Profits" and "Losses."

     Management Committee shall have the meaning ascribed to such term in Section 4.1.

     Member(s) shall mean any Person that is or becomes a member of the Company in accordance with this Agreement and as that term is defined by the Act.

     Membership Interest shall mean a Member's interest in the capital of, and share of the Profits and Losses of, the Company, the right to receive Distributions, voting rights and management rights granted under this Agreement and all other rights granted to a Member under this Agreement or the Act.

     Member  Nonrecourse Debt has the meaning ascribed  to  the  term
"partner   nonrecourse   debt"   in   Treasury   Regulation   Section
1.704-2(b)(4).

     Member Nonrecourse Debt Minimum Gain" means the amount ascribed to the term "partner nonrecourse debt minimum gain" in Treasury Regulation Section 1.704-2(i)(2), as determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

     Member Nonrecourse Deductions has the meaning ascribed to the term "partner nonrecourse deductions" in Treasury Regulations Section 1.704-2(i)(1) and 1.704-2(i)(2).

     Merger  shall have the meaning ascribed to such term in  Section
2.2(c).

     Nonrecourse Deductions has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(1) and 1.704-2(c).

     Nonrecourse Liability has the meaning set forth in Treasury Regulation Section 1.704-2(b)(3).

     Non-Defaulting Member shall have the meaning ascribed to such term in Section 2.5(c).

     Non-Selling Member shall have the meaning ascribed to such term in Section 5.3.

     Non-Withdrawing Member shall have the meaning ascribed to such term in Section 5.2.

     Offer  shall have the meaning ascribed to such term  in  Section
5.1.

     Offeree  shall have the meaning ascribed to such term in Section
5.1.

     Offeror  shall have the meaning ascribed to such term in Section
5.1.

     Patriot shall have the meaning ascribed to such term in page 1.

     Percentage Interests shall mean, with respect to each Member, the percentage interest for such Member set forth opposite the name of the Member in Section 2.1 hereof.

     Permitted  Encumbrances  shall mean the encumbrances  listed  in
Schedule 3 attached hereto.

     Permitted Transfer shall have the meaning ascribed to such term in Section 5.2(a).

     Person shall mean any individual, partnership, corporation, association, trust, limited liability company, or other legal entity, whether foreign or domestic and its heirs, executors, administrators, legal representatives, successors, and assigns.

     Proceeding  shall  have the meaning ascribed  to  such  term  in
Section 9.1.

     Profits and Losses means, for each Fiscal Year or allocable portion thereof, an amount equal to the Company's taxable income or loss for such year, determined in accordance with Section 703(a) of the Code (for this purposes, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

           (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss;

           (b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code, or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss;

           (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (b) or (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

          (d) Gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such disposed asset, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

           (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of "Depreciation";

           (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

          (g) Notwithstanding any other provision of this definition of "Profits" and "Losses," any items that are specially allocated pursuant to Section 7.2 or Section 7.3 shall not be taken into account in computing Profits or Losses. However, the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 7.3 and 7.3 shall be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) hereof.

     Prohibited Transfer shall mean a Transfer by a Member of its Membership Interest in violation of the terms of this Agreement, including Section 5.2 hereof.

     Project shall have the meaning as is set forth in Section 1.3.

     Pro   Rata  means  an  amount  in  proportion  to  the  Members'
respective Membership Interests in the Company.

     Purchase Notice shall have the meaning ascribed to such term  in
Section 5.2.

     Regulatory Allocations shall have the meaning ascribed to such term in Section 7.3.

     Rivenbark Acquisition Expenses shall mean the costs incurred (by FRK or FRK Newco) to acquire the Rivenbark Property, including the purchase price, closing costs, attorneys' fees and other out-of-pocket expenses.

     Rivenbark Property shall have the meaning ascribed to such term in page 1.

     Selling  Member shall have the meaning ascribed to such term  in
Section 5.3.

     Surviving Entity shall have the meaning ascribed to such term in
Section 2.2(a).

     Tax Matters Partner shall have the meaning ascribed to such term in Section 8.3.

     Transfer and Transferred means the sale, assignment, transfer, pledge, encumbrance, or other disposition, by operation of law or otherwise, of Membership Interests or any part thereof; provided, however, that a transfer of a Membership Interest pursuant to Section 5.2(a) hereof shall not constitute a "Transfer" for purposes of any other Section of this Agreement.

     Treasury Regulations shall mean the regulations of the United States Treasury Department, as amended, and any successor provisions thereto.

     Triggering Event shall mean the occurrence of any of the following events: a Deadlock that is not resolved pursuant to Section 11.17(a) hereof, a Change in Control of a Member, an Event of Bankruptcy with respect to a Member, a Funding Default by a Member or a Prohibited Transfer by a Member.

     Withdrawing Member shall have the meaning ascribed to such term in Section 5.2.

                           SCHEDULE 2

               DESCRIPTION OF BROOKSVILLE PROPERTY
               -----------------------------------

                   sCHEDULE oMITTED FROM FILING

                           SCHEDULE 3

                     PERMITTED ENCUMBRANCES

                SCHEDULED OMITTED FROM FILING

                          SCHEDULE 4.1

                             INITIAL
                  MANAGEMENT COMMITTEE MEMBERS

                 SCHEDULE OMITTED FROM FILING

                            EXHIBIT A

                 CERTIFICATE AND PLAN OF MERGER

                 SCHEDULE OMITTED FROM FILING